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                                                                EXHIBIT 23 (d)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the previously filed Registration Statements of National City Bancshares, Inc. (File No. 333-10739 and 333-56295) of our report dated October 24, 1997, on our audit of the statements of financial condition of Princeton Federal Bank, fsb, as of September 30, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years ended September 30, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.




/S/ THURMAN CAMPBELL & CO.
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Princeton, Kentucky
March 24, 1999